UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (January 13, 2011)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices) (Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2011, Energy Partners, Ltd. (“EPL”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Anglo-Suisse Offshore Partners, LLC (“ASOP”) relating to the purchase by EPL of producing oil and natural gas assets in the shallow-water central Gulf of Mexico shelf (the “Properties”) for $201.5 million in cash.

The Properties currently produce approximately 3,000 barrels of oil equivalent per day, about 92% of which is oil. The Properties include three main complexes and field areas in Main Pass blocks 296/301/311, South Pass blocks 33/49, and West Delta blocks 26/27/28/29/47 on the Gulf of Mexico shelf, in the vicinity of EPL’s existing core South Timbalier and East Bay operations. Estimated proved reserves as of the January 1, 2011 economic effective date totaled approximately 8 million barrels of oil equivalent, 84% of which are oil. Of the estimated proved reserves, 63% are proved developed producing reserves comprised of 92% oil.

The consummation of the transactions described by the Purchase Agreement is subject to customary closing conditions. Additionally, the acquisition is subject to the closing by EPL of a senior notes offering on commercially reasonable terms in connection with financing the transactions contemplated by the Purchase Agreement. Further, the acquisition is subject to preferential rights-to-purchase held by third parties in a number of the properties. The Purchase Agreement also contains a break-up fee pursuant to which ASOP may be entitled to a $12,000,000 fee in the event that the transactions contemplated by the Purchase Agreement do not close on or before March 31, 2011, and certain other conditions are satisfied. However, EPL’s inability to close the senior notes offering would not result in the payment of the break-up fee, as long as EPL has used commercially reasonable efforts to complete the offering.

The purchase price is subject to adjustment for an economic effective date of January 1, 2011, and other customary post-effective date adjustments.

A copy of the Purchase Agreement and of the Company’s Press Release announcing the execution of the Purchase Agreement are attached hereto as Exhibits 2.1 and 99.1, respectively. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Purchase Agreement dated January 13, 2011.**

99.1*	Press Release dated January 13, 2011 announcing execution of Purchase Agreement.

*	Furnished herewith
**	The exhibits and schedules to the Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2011

ENERGY PARTNERS, LTD.

By:	/s/ John H. Peper
John H. Peper
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Purchase Agreement dated January 13, 2011.**

99.1*	Press Release dated January 13, 2011 announcing execution Purchase Agreement.

*	Furnished herewith
**	The exhibits and schedules to the Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

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